IDS PROGRESSIVE FUND, INC.
FILE NO.2-30059/811-1714

EXHIBIT INDEX

EXHIBIT 8(a): CUSTODIAN AGREEMENT, DATED MARCH 20, 1995

EXHIBIT 8(b): CUSTODY AGREEMENT, DATED AUGUST 1992

EXHIBIT 9(b): TRANSFER AGENCY AGREEMENT, DATED MARCH 20, 1995

EXHIBIT 9(d): SHAREHOLDER SERVICE AGREEMENT, DATED MARCH 20, 1995

EXHIBIT 9(e): ADMINISTRATIVE SERVICES AGREEMENT, DATED MARCH 20, 1995

EXHIBIT 9(f): CLASS Y SHAREHOLDER SERVICE AGREEMENT, DATED MAY 9, 1997

EXHIBIT 10:   OPINION AND CONSENT OF COUNSEL

EXHIBIT 11:   INDEPENDENT AUDITORS' CONSENT

EXHIBIT 15:   PLAN AND AGREEMENT OF DISTRIBUTION, DATED MARCH 20, 1995

EXHIBIT 17:   FINANCIAL DATA SCHEDULES

EXHIBIT 19(a):DIRECTOR'S/TRUSTEES POWER OF ATTORNEY, DATED JANUARY 8, 1997